EXHIBIT 16:1

Jewett, Schwartz & Associates Certified Public Accountants

 November 10, 2005

US Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC  20549

Dear Sirs:

We have read and agreed with the statements under Item 4.01 of Form 8-K report dated November 10, 2005 regarding our firm.

We have no basis to agree or disagree with any matter reported therein.

Very truly yours,

Jewett, Schwartz & Associates

/s/ Jewett, Schwartz & Associates

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Jewett, Schwartz & Associates